UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) FEBRUARY 7, 2007

CITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	33-5902	22-2774460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

256 Seaboard Lane, Building E#101 Franklin, TN	37067
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (615) 503-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

(a) On April 23, 2007, the Registrant issued a press release, announcing the declaration of a stock dividend.  The text of such press release is set forth in an exhibit to this current report.

Item 8.01.  Other Events

On April 23, 2007, the Board of Directors of the Registrant adopted a resolution authorizing a dividend, payable in unregistered, restricted and newly-issued shares of the Registrant’s common stock, to stockholders of record as of a record date of April 30, 2007, in the amount of five dividend shares for each one hundred issued and outstanding shares of the Registrant’s common shares. The Registrant will not be required to issue fractional dividend shares, and any stockholder of the Registrant who would otherwise be entitled under the dividend resolution to a fractional interest in a dividend share will instead receive a quantity of dividend shares rounded up to the nearest whole number of dividend shares.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed as part of this current report:

Exhibit 99.1	April 23, 2007 Press Release (Stock Dividend)

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned hereunto duly authorized.

April 23, 2007		CITY CAPITAL CORPORATION

	By:	/s/ EPHREN TAYLOR
Ephren Taylor
Chief Executive Officer